EXHIBIT 23.2
CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2001 Long Term Incentive Plan and Restricted Stock Agreement of our report dated January 31, 2004, with respect to the consolidated financial statements of INTAC International, Inc. included in its Annual Report (Form 10-KSB) for the years ended December 31, 2003 and 2002, filed with the Securities and Exchange Commission.

/s/ KBA Group LLP
Dallas, Texas
April 30, 2004